Exhibit 99.1

Audited Consolidated Financial Statements

December 31, 2012 and 2011 and the

Years Then Ended

(Together with Independent Auditors’ Report)

Independent Auditors’ Report

The Board of Directors and Stockholders

The Prosperity Banking Company

St. Augustine, Florida:

We have audited the accompanying consolidated financial statements of The Prosperity Banking Company and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of December 31, 2012 and 2011, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

March 20, 2013

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except per share amounts)

	At December 31,
	2012	2011
Assets

Cash and due from banks	$6,033	7,228
Interest-earning deposits	28,286	34,108

Total cash and cash equivalents	34,319	41,336

Securities available for sale	169,462	176,558
Loans, net of allowance for loan losses of $8,204 and $10,952	455,479	470,451
Premises and equipment, net	37,540	41,435
Federal Home Loan Bank stock	8,639	8,902
Accrued interest receivable	2,306	2,681
Deferred tax asset, net	17,164	16,271
Mortgage servicing rights, net	147	185
Foreclosed assets	11,024	18,921
Other assets	5,628	7,002

Total assets	$741,708	783,742

Liabilities and Stockholders’ Equity

Liabilities:
Noninterest-bearing deposits	132,971	129,638
Savings, NOW and money-market deposits	205,157	220,204
Time deposits	139,241	182,307

Total deposits	477,369	532,149

Federal Home Loan Bank advances	165,000	165,000
Other borrowings	41,780	31,984
Junior subordinated debentures	30,415	30,415
Accrued interest payable	7,177	5,849
Other liabilities	2,002	1,594

Total liabilities	723,743	766,991

Commitments and contingencies (Notes 5, 15, 18 and 19)

Stockholders’ equity:
Nonvoting common stock; $.01 par value, 57,000,000 shares authorized, none issued or outstanding	—	—
Voting common stock; $.01 par value, 3,000,000 shares authorized, 377,960 shares issued and outstanding	4	4
Additional paid-in capital	16,373	16,254
Retained earnings	2,297	1,129
Accumulated other comprehensive loss	(709)	(636)

Total stockholders’ equity	17,965	16,751

Total liabilities and stockholders’ equity	$741,708	783,742

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Year Ended December 31,
	2012	2011
Interest income:
Loans	$26,731	29,710
Securities	4,222	5,179
Other	54	85

Total interest income	31,007	34,974

Interest expense:
Deposits	1,660	2,951
Other borrowings	7,350	7,450

Total interest expense	9,010	10,401

Net interest income	21,997	24,573

Provision for loan losses	3,583	5,261

Net interest income after provision for loan losses	18,414	19,312

Noninterest income:
Fees and service charges on deposit accounts	6,936	7,817
Gain on sale of loans	—	648
Gain on sale of securities available for sale	587	291
Loss on sale of foreclosed assets	(1,488)	(2,140)
Write-down of foreclosed assets	(2,040)	(3,715)
Other	818	609
Other-than-temporary impairment on other assets	—	(3,600)

Total noninterest income	4,813	(90)

Noninterest expenses:
Salaries and employee benefits	10,415	10,892
Occupancy and equipment	3,682	3,865
Professional fees	751	2,453
Telephone	586	615
Data processing	773	788
ATM fees	833	788
Expenses of foreclosed assets	371	796
Regulatory assessments	1,832	1,968
Other	3,548	2,688

Total noninterest expenses	22,791	24,853

Earnings (loss) before income tax benefit	436	(5,631)

Income tax benefit	(732)	(799)

Net earnings (loss)	$1,168	(4,832)

Basic and diluted earnings (loss) per share	$3.09	(12.78)

Diluted and diluted earnings (loss) per share	$3.09	(12.78)

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

($ in thousands)

	Year Ended December 31,
	2012	2011

Net earnings (loss)	$1,168	(4,832)

Other comprehensive income:
Change in unrealized loss on investments:
Unrealized gain (loss) arising during the year	470	5,989
Reclassification adjustment for realized gains	(587)	(291)

Net change in unrealized (loss) gain	(117)	5,698

Deferred income taxes on above change	44	2,144

Total other comprehensive (loss) income	(73)	3,554

Comprehensive income (loss)	$1,095	(1,278)

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2012 and 2011

($ in thousands)

	Voting		Additional		Accumulated Other
	Common Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balance at December 31, 2010	377,960	$4	16,135	5,961	(4,190)	17,910

Net loss	—	—	—	(4,832)	—	(4,832)

Change in net unrealized loss on securities available for sale, net of taxes	—	—	—	—	3,554	3,554

Stock compensation expense	—	—	119	—	—	119

Balance at December 31, 2011	377,960	4	16,254	1,129	(636)	16,751

Net earnings	—	—	—	1,168	—	1,168

Change in net unrealized loss on securities available for sale, net of taxes	—	—	—	—	(73)	(73)

Stock compensation expense	—	—	119	—	—	119

Balance at December 31, 2012	377,960	$4	16,373	2,297	(709)	17,965

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net earnings (loss)	$1,168	(4,832)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	1,780	1,938
Provision for loan losses	3,583	5,261
Deferred income tax benefit	(849)	(798)
Amortization of core deposit intangible	63	64
Amortization of deferred loan origination fees and costs	126	189
Amortization of premiums and discounts on securities	2,746	1,603
Amortization of mortgage servicing rights	38	126
Proceeds from sale of loans	12,814	13,451
Gain on sale of loans	—	(648)
Write-down of foreclosed assets	2,040	3,715
Loss on sale of foreclosed assets	1,488	2,140
Gain on sale of premises and equipment	(5)	—
Net gain on sale of securities available for sale	(587)	(291)
Other-than-temporary impairment on other assets	—	3,600
Net decrease in accrued interest receivable and other assets	1,686	1,083
Net (decrease) increase in accrued interest payable and other liabilities	1,736	569
Stock compensation expense	119	119

Net cash provided by operating activities	27,946	27,289

Cash flows from investing activities:
Purchases of securities available for sale	(163,930)	(90,420)
Proceeds from sales, maturities and principal repayments of securities available for sale	168,750	52,395
Net (increase) decrease in loans	(2,052)	42,853
Redemption of Federal Home Loan Bank stock	263	501
Purchases of premises and equipment	(592)	(524)
Proceeds from the sale of premises and equipment	2,712	—
Capital improvements on foreclosed assets	(15)	(327)
Net proceeds from sales of foreclosed assets	4,885	7,594

Net cash provided by investing activities	10,021	12,072

Cash flows from financing activities:
Net decrease in deposits	(54,780)	(56,645)
Net increase (decrease) in other borrowings	9,796	(3,446)

Net cash used in financing activities	(44,984)	(60,091)

Net decrease in cash and cash equivalents	(7,017)	(20,730)

Cash and cash equivalents at beginning of year	41,336	62,066

Cash and cash equivalents at end of year	$34,319	41,336

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2012	2011
Supplemental disclosure of cash flow information-
Cash paid during the year for:
Interest	$7,682	9,633

Supplemental disclosure of noncash transactions:
Other comprehensive loss - change in unrealized loss on securities available for sale, net	$(73)	3,554

Loans transferred to foreclosed assets	$2,750	7,889

Foreclosed assets transferred to loans	$2,249	3,086

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011 and the Years Then Ended

(1)	Summary of Significant Accounting Policies

General. The Prosperity Banking Company (the “Holding Company”) is a one-bank holding company. The Holding Company’s wholly-owned subsidiaries are Prosperity Bank (the “Bank”) and Prosperity Land Holdings, LLC (“PLH”). The Bank is state-(Florida) chartered and its deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank offers a variety of community banking services to individuals and businesses through twelve banking offices located in St. Johns, Duval, Flagler, Bay, Putnam and Volusia Counties, Florida. PLH was organized to facilitate certain land acquisition transactions.

Basis of Presentation. The consolidated financial statements include the accounts of the Holding Company, the Bank and PLH (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Use of Estimates. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred tax assets, the valuation of foreclosed assets and the determination of whether an investment security is other-than-temporarily impaired.

Subsequent Events. The Company has evaluated events occurring subsequent to the balance sheet date through March 20, 2013 (the financial statement issuance date), determining no events require additional disclosure in these consolidated financial statements.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-earning deposits with banks.

The Bank is required under Federal Reserve Board regulations to maintain reserves, generally consisting of cash or noninterest-earning accounts, against its transaction deposit accounts. At December 31, 2012 and 2011, these required reserves were approximately $1.0 million and $1.1 million, respectively.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Securities. The Company may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in operations. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are excluded from operations and reported as a net amount in accumulated other comprehensive loss. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

The Company views the determination of whether an investment security is temporarily or other-than-temporarily impaired as a critical accounting policy, as the estimate is susceptible to significant change from period to period because it requires management to make significant judgments, assumptions and estimates in the preparation of its consolidated financial statements. Management considers whether an investment security is other-than-temporarily impaired under the guidance provided in Accounting Standards Codification (“ASC”) Topic 320, Investments – Debt and Equity Securities. The Company assesses individual securities in its investment securities portfolio for impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. An investment is impaired if the fair value of the security is less than its carrying value at the financial statement date. When a security is impaired, the Company then determines whether this impairment is temporary or other-than-temporary. In estimating other-than-temporary impairment (“OTTI”) losses, management assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in operations. For securities that do not meet the aforementioned criteria, the amount of impairment recognized in operations is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive loss. Management utilizes cash flow models to segregate impairments to distinguish between impairment related to credit losses and impairment related to other factors. To assess for OTTI, management considers, among other things, (i) the severity and duration of the impairment; (ii) the ratings of the security; (iii) the overall transaction structure (the Company’s position within the structure, the aggregate, near-term financial performance of the underlying collateral, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, and discounted cash flows); and (iv) the timing and magnitude of a break in modeled cash flows.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Loans Held for Sale. Loans held for sale are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to operations. Loan origination fees are deferred and direct loan origination costs are capitalized until the related loan is sold, at which time the net fees are included in the gain on sale of loans in the consolidated statements of operations. At December 31, 2012 and 2011, the Company had no loans held for sale.

Loans. Loans that management has the intent and the Company has the ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the years ended December 31, 2012 and 2011.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows or the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical loss experience, adjusted for qualitative factors, such as economic conditions and other trends or uncertainties that could affect management’s estimate of probable losses.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding three years. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include broad deterioration of property values, reduced consumer and business spending as a result of continued high unemployment and reduced credit availability and lack of confidence in a sustainable recovery. The historical experience is adjusted for the following qualitative factors, changes in underwriting, lending policies and procedures, nature of volume, or terms of loans, experience of lending management, credit concentrations, volume of past due and nonaccrual loans, quality of loan reviews, international, national, regional, and local economic business conditions and other trends or uncertainties that could affect management’s estimate of probable losses.

A loan is considered impaired when, based on current information and events, it is probable the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial, commercial real estate, residential real estate and construction and land development loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

Large groups of smaller-balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify loans less than $50,000 for impairment disclosures.

Premises and Equipment. Land is stated at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the shorter of the estimated useful lives of the assets or related lease term.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Foreclosed Assets. Assets acquired through, or in lieu of, foreclosure, are held for sale and are initially recorded at fair value less disposition costs at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the new cost basis or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in operations.

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Income Taxes. GAAP results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than fifty percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. As of December 31, 2012, management is not aware of any uncertain tax positions that would have a material effect on the Company’s consolidated financial statements.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Income Taxes, Continued. The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns. Income taxes are allocated to the Holding Company and Bank as if separate income tax returns were filed.

Stock-Based Compensation. The Company expenses the fair value of any stock options as they vest. The Company recognizes stock-based compensation in the accompanying consolidated statements of operations.

Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, construction loans in process, unused lines of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Earnings (Loss) Per Share. Earnings (loss) per share is computed on the basis of the weighted-average number of common shares outstanding. For 2011, outstanding stock options were not considered dilutive due to the loss incurred by the Company. Outstanding stock options were not dilutive during the year ended December 31, 2012 because their exercise price was in excess of the per share value of the Company’s common stock.

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Securities. The fair values of securities are based on the framework for measuring fair value.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for collateral dependent impaired loans are based on the framework for measuring fair value.

Federal Home Loan Bank Stock. Fair value of the Company’s investment in Federal Home Loan Bank stock is its redemption value, which is its cost of $100 per share.

Accrued Interest Receivable and Payable. The carrying amounts of accrued interest approximate their fair values.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Mortgage Servicing Rights. The fair value of mortgage servicing rights is based on the framework for measuring fair value.

Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Federal Home Loan Bank Advances. Fair values are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Junior Subordinated debentures. The junior subordinated debentures are only transferrable in the case of a merger, therefore, the fair value is estimated to be their settlement value which approximates par.

Other Borrowings. The carrying amounts of other borrowings approximate fair value.

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in operations. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net earnings (loss), are components of comprehensive income (loss).

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets and liabilities measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

Impaired Loans and Foreclosed Assets. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans and foreclosed assets are classified as Level 3.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Mortgage Servicing Rights. Mortgage servicing rights (“MSRs”) do not trade in an active, open market with readily observable prices. While sales of MSRs do occur, the precise terms and conditions typically are not readily available. Accordingly, the Company estimates the fair value of MSRs using discounted cash flow (“DCF”) models.

For MSRs, the Company uses an option adjusted spread (“OAS”) valuation model in conjunction with the Company proprietary prepayment model to project MSR cash flows over multiple interest rate scenarios, which are then discounted at risk-adjusted rates to estimate an expected fair value of the MSRs. The OAS model considers portfolio characteristics, contractually specified servicing fees, prepayment assumptions, delinquency rates, late charges, other ancillary revenues, costs to service and other economic factors. Due to the nature of the valuation inputs, MSRs are classified as Level 3.

Recent Pronouncements. In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220). The amendments in this update remove the option to present the components of other comprehensive income as part of the consolidated statements of stockholders’ equity. ASU No. 2011-05 was effective for annual periods, beginning on January 1, 2012. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2011, ASU No. 2011-12 Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU No. 2011-05 was issued. In order to defer only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments, the paragraphs in this ASU supersede certain pending paragraphs in ASU 2011-05. The amendments were made to allow the FASB time to re-deliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. While the FASB is considering the operational concerns about the presentation requirements for reclassification adjustments and the needs of financial statement users for additional information about reclassification adjustments, entities are required to continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU 2011-05. All other requirements in ASU 2011-05 are not affected by this ASU, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. The provisions of ASU 2011-12 had no effect on the Company’s consolidated financial statements.

Reclassifications. Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities

The amortized cost of securities available for sale and their fair value are as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
At December 31, 2012:
Mortgage-backed securities	$151,934	2,850	(68)	154,716
Collateralized mortgage obligations	14,178	298	(47)	14,429
Trust preferred securities	4,417	—	(4,270)	147
Corporate stock	70	100	—	170

	$170,599	3,248	(4,385)	169,462

At December 31, 2011:
Mortgage-backed securities	168,170	3,367	(59)	171,478
Collateralized mortgage obligations	4,848	—	(6)	4,842
Trust preferred securities	4,234	—	(4,142)	92
Corporate stock	326	50	(230)	146

	$177,578	3,417	(4,437)	176,558

The following summarizes sales of securities available for sale (in thousands):

	Year Ended December 31,
	2012	2011

Proceeds received from sales	$132,367	32,302

Gross gains	1,053	327
Gross losses	(466)	(36)

Net gains from sale of securities	$587	291

Carrying value of securities pledged to secure Federal Home Loan Bank advances, other borrowings, public deposits or for other purposes required or permitted by law, at year end	$125,833	133,069

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities, Continued

Information pertaining to securities with gross unrealized losses at December 31, 2012, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (in thousands):

	Less Than Twelve Months		Twelve Months or Over
	Gross	Approximate	Gross	Approximate
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value

Mortgage-backed securities	$(68)	62,996	—	—
Collateralized mortgage obligations	(47)	1,918	—	—
Trust preferred securities	—	—	(4,270)	147

Total	$(115)	64,914	(4,270)	147

There were no other-than-temporary impairments recognized on trust preferred securities during the years ended December 31, 2012 and 2011. However, cumulative OTTI losses recognized in previous years total $5,522,000.

Management will continue to evaluate the investment ratings in the securities portfolio, severity in pricing declines, market price quotes along with timing and receipt of amounts contractually due. Based upon these and other factors, the securities portfolio may experience further impairment.

The unrealized losses with respect to mortgage-backed securities, collateralized mortgage obligations and trust preferred securities that are not deemed other-than-temporarily impaired are considered by management to be principally attributable to changes in market interest rates, and not to credit risk or deterioration on the part of the issuer. Since the Company has the intent and ability to hold their investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans

Loans are summarized as follows (in thousands):

	At December 31,
	2012	2011

Residential real estate	$192,476	195,760
Commercial real estate	199,890	205,663
Construction and land development	34,158	40,787
Commercial	28,848	29,428
Consumer and other	7,998	9,711

Total loans	463,370	481,349

Allowance for loan losses	(8,204)	(10,952)
Net deferred loan costs	313	54

Loans, net	$455,479	470,451

The Company has divided the loan portfolio into five portfolio segments and classes, each with different risk characteristics and methodologies for assessing risk. The portfolio segments and classes are identified by the Company as follows:

Residential Real Estate Loans. The Company originates adjustable-rate and fixed-rate, residential real estate loans for the construction, purchase or refinancing of a mortgage. These loans are collateralized by owner-occupied properties located in the Company’s market area. Residential real estate loans are underwritten in accordance with polices set forth and approved by the Company’s board of directors. Such standards include repayment capacity and source, value of the underlying property, credit history stability.

Commercial Real Estate Loans. Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions and improvements to commercial properties. These loans are secured by first liens on office buildings, apartments, farms, retail and mixed-use properties, churches, warehouses and restaurants located within the market area. The Company’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Construction and Land Development Loans. Construction loans consist of loans to builders and commercial borrowers and, to a limited extent, loans to individuals for the construction of their primary residences. These loans are categorized as construction and land development loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Construction and land development loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. The funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. To the extent construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.

Commercial. Commercial loans consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through our underwriting standards.

Consumer and Other. Consumer loans mainly consist of variable-rate and fixed-rate home equity lines-of-credit secured by a lien on the borrower’s primary residence. Most of the Company’s consumer loans share approximately the same level of risk as residential mortgages.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

An analysis of the change in allowance for loan losses follows (in thousands):

			Construction
	Residential	Commercial	and		Consumer
	Real	Real	Land		and
	Estate	Estate	Development	Commercial	Other	Total
Year Ended December 31, 2012:
Beginning balance	$6,417	686	2,973	678	198	10,952
Provision for loan losses	147	1,386	1,647	91	312	3,583
Charge-offs	(2,692)	(1,178)	(2,188)	(393)	(836)	(7,287)
Recoveries	208	85	129	112	422	956

Ending balance	$4,080	979	2,561	488	96	8,204

Individually evaluated for impairment:
Recorded investment	$8,418	6,431	9,336	150	101	24,436

Balance in allowance for loan losses	$1,134	436	1,003	136	2	2,711

Collectively evaluated for impairment:
Recorded investment	$184,058	193,459	24,822	28,698	7,897	438,934

Balance in allowance for loan losses	$2,946	543	1,558	352	94	5,493

Year Ended December 31, 2011:
Beginning balance	8,184	2,019	4,173	758	414	15,548
Provision (credit) for loan losses	2,482	(841)	2,507	668	445	5,261
Charge-offs	(4,605)	(512)	(3,778)	(760)	(1,199)	(10,854)
Recoveries	356	20	71	12	538	997

Ending balance	$6,417	686	2,973	678	198	10,952

Individually evaluated for impairment:
Recorded investment	$12,786	5,922	9,944	206	240	29,098

Balance in allowance for loan losses	$1,588	150	712	191	18	2,659

Collectively evaluated for impairment:
Recorded investment	$182,974	199,741	30,843	29,222	9,471	452,251

Balance in allowance for loan losses	$4,829	536	2,261	487	180	8,293

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following summarizes the loan credit quality (in thousands):

			Construction
	Residential	Commercial	and		Consumer
	Real	Real	Land		and
	Estate	Estate	Development	Commercial	Other	Total
Credit Risk Profile by Internally Assigned Grade:
At December 31, 2012:
Grade:
Pass	$161,584	169,115	19,674	28,032	7,341	385,746
Special mention	14,350	12,387	3,171	311	379	30,598
Substandard	16,542	18,388	11,313	505	278	47,026
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$192,476	199,890	34,158	28,848	7,998	463,370

At December 31, 2011:
Grade:
Pass	160,382	169,897	21,662	27,926	8,577	388,444
Special mention	12,579	11,999	4,964	1,016	509	31,067
Substandard	22,799	23,767	14,161	280	625	61,632
Doubtful	—	—	—	206	—	206
Loss	—	—	—	—	—	—

Total	$195,760	205,663	40,787	29,428	9,711	481,349

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of a deterioration in the credit worthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even charged-off. The Company uses the following definitions for risk ratings:

Pass – A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Special Mention – A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2012:
Residential real estate	$5,431	3,828	—	9,259	178,803	4,414	192,476
Commercial real estate	1,349	1,179	—	2,528	195,162	2,200	199,890
Construction and land development	840	193	—	1,033	28,218	4,907	34,158
Commercial	55	12	—	67	28,781	—	28,848
Consumer and other	220	21	—	241	7,735	22	7,998

Total	$7,895	5,233	—	13,128	438,699	11,543	463,370

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2011:
Residential real estate	$2,714	465	—	3,179	187,581	5,000	195,760
Commercial real estate	3,041	1,755	—	4,796	200,071	796	205,663
Construction and land development	1,237	906	—	2,143	34,128	4,516	40,787
Commercial	41	14	—	55	29,317	56	29,428
Consumer and other	186	63	—	249	9,255	207	9,711

Total	$7,219	3,203	—	10,422	460,352	10,575	481,349

The following summarizes the amount of impaired loans (in thousands):

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
		Contractual		Contractual			Contractual
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
At December 31, 2012:
Residential real estate	$3,181	4,166	5,237	5,237	1,134	8,418	9,403	1,134
Commercial real estate	1,372	1,705	5,059	5,059	436	6,431	6,764	436
Construction and land development	5,579	7,894	3,757	4,086	1,003	9,336	11,980	1,003
Commercial	—	—	150	150	136	150	150	136
Consumer and other	86	86	15	15	2	101	101	2

	$10,218	13,851	14,218	14,547	2,711	24,436	28,398	2,711

At December 31, 2011:
Residential real estate	5,039	6,179	7,747	8,069	1,588	12,786	14,248	1,588
Commercial real estate	4,181	4,439	1,741	1,741	150	5,922	6,180	150
Construction and land development	5,186	6,842	4,758	5,063	712	9,944	11,905	712
Commercial	—	—	206	206	191	206	206	191
Consumer and other	116	116	124	124	18	240	240	18

	$14,522	17,576	14,576	15,203	2,659	29,098	32,779	2,659

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average	Interest	Interest
	Recorded	Income	Income
	Investment	Recognized	Received
Year Ended December 31, 2012:
Residential real estate	$7,678	221	335
Commercial real estate	4,083	155	150
Construction and land development	8,197	181	237
Commercial	24	6	6
Consumer and other	143	4	9

	$20,125	567	737

Year Ended December 31, 2011:
Residential real estate	12,207	351	369
Commercial real estate	8,651	385	353
Construction and land development	10,212	230	262
Commercial	15	7	5
Consumer and other	116	4	7

	$31,201	977	996

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following is a summary of loans determined to be troubled debt restructuring during the years ended December 31, 2012 and 2011 (dollars in thousands):

		Pre-	Post-
		Modification	Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructurings:
Year Ended December 31, 2012:
Residential real estate:
Modified interest rates	1	$165	165
Modified interest rate and amortization	6	1,151	1,736
Modified principal	2	419	270
Commercial real estate:
Modified interest rates	1	713	713
Modified interest rate and amortization	5	2,875	2,875
Modified principal	2	1,154	660
Construction and land development:
Modified interest rate and amortization	5	1,386	1,386
Modified principal	1	701	450
Consumer and other-
Modified interest rate	1	90	90

	24	$8,654	8,345

Year Ended December 31, 2011:
Residential real estate:
Modified interest rates	3	1,319	1,319
Modified amortization	3	591	600
Modified interest rate and amortization	6	678	678
Modified principal	2	422	300
Commercial real estate:
Modified interest rates	1	43	43
Modified amortization	2	897	897
Modified interest rate and amortization	4	1,723	1,723
Construction and land development:
Modified interest rates	2	99	114
Modified amortization	1	149	149
Modified interest rate and amortization	5	799	799
Modified principal	2	519	255
Commercial-
Modified interest rate and amortization	2	328	328
Consumer and other:
Modified amortization	2	6	6
Modified interest rate and amortization	4	24	24

	39	$7,597	7,235

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The allowance for loan losses on residential real estate, commercial real estate, construction and land development, commercial and consumer and other loans that have been restructured and are considered trouble debt restructurings (“TDR”) is included in the Company’s specific reserve. The specific reserve is determined on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral-dependent. TDR’s that have subsequently defaulted are considered collateral-dependent.

	Number of Contracts	Recorded Investment
Troubled debt restructurings that subsequently defaulted which were restructured during the last twelve months (dollars in thousands)-
Year Ended December 31, 2012:
Residential real estate	1	$369
Construction and land development	2	415

	3	$784

Year Ended December 31, 2011:
Residential real estate	2	124
Construction and land development	2	179

	4	$303

Loans serviced for other entities are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans were approximately $31.9 million and $40.2 million at December 31, 2012 and 2011, respectively. Loan servicing income, net of amortization of mortgage servicing rights, was $86,000 and $16,000 for the years ended December 31, 2012 and 2011, respectively, and is included in other noninterest income on the consolidated statements of operations.

The balance of capitalized servicing rights at December 31, 2012 and 2011 was $147,000 and $185,000, respectively. The fair value of servicing rights was determined from a third-party valuation using discount rates ranging from 8% to 10% and prepayment speeds ranging from 17.46% to 25.68%, depending upon the stratification of the specific right.

The following summarizes mortgage servicing rights capitalized and amortized, along with the aggregate activity in related valuation allowances (in thousands):

	Year Ended December 31,
	2012	2011

Mortgage servicing rights capitalized	$—	—
Mortgage servicing rights amortized	$38	126
Valuation allowances	$—	—

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loan Concentrations

The Company grants the majority of its loans to borrowers throughout St. Johns, Clay, Duval, Flagler, Bay, Putnam, Columbia and Volusia Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to honor their contracts is dependent upon the economy in these counties.

(5)	Premises and Equipment

Premises and equipment are summarized as follows (in thousands):

	At December 31,
	2012	2011

Land	$17,309	18,855
Buildings and improvements	26,624	27,836
Leasehold improvements	308	309
Furniture, fixtures and equipment	10,975	11,198

Total, at cost	55,216	58,198

Less accumulated depreciation and amortization	(17,676)	(16,763)

Premises and equipment, net	$37,540	41,435

The Company leases office space and equipment under operating leases. Some leases contain escalation clauses and expense pass-throughs as well as renewal options. Total rent expense for the years ended December 31, 2012 and 2011 was approximately $161,000 and $160,000, respectively. Approximate future minimum lease payments at December 31, 2012 are as follows (in thousands):

Year Ending December 31,	Amount

2013	$97
2014	45

$142

The Company leases space to third parties. The Company recognized $274,000 and $291,000 in rental income during the years ended December 31, 2012 and 2011, respectively, which is netted against occupancy and equipment expense in the consolidated statements of operations.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Deposits

The aggregate amount of time deposits with a minimum denomination of $100,000, was approximately $24.1 million and $21.3 million at December 31, 2012 and 2011, respectively.

A schedule of maturities of time deposits at December 31, 2012 follows (in thousands):

Year Ending December 31,	Amount

2013	$110,662
2014	21,814
2015	4,477
2016	1,636
2017	628
Thereafter	24

$139,241

(7)	Federal Home Loan Bank Advances

Federal Home Loan Bank (“FHLB”) advances are as follows (in thousands):

Maturing in Year Ending December 31,
	Interest		At December 31,
	Rate		2012	2011

2015	2.54%		$5,000	5,000
2015	2.75%		25,000	25,000
2015	2.54%		25,000	25,000
2016	3.16%		—	10,000
2016	2.41%		—	25,000
2016	3.05%		10,000	—
2016	2.30%		25,000	—
2018	4.04	%(b)	15,000	15,000
2018	4.00	%(b)	25,000	25,000
2018	3.86	%(b)	10,000	10,000
2018	3.97	%(b)	25,000	25,000

			$165,000	165,000

(b)	Callable quarterly.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(7)	Federal Home Loan Bank Advances, Continued

The advances are collateralized by the Company’s FHLB stock, mortgage-backed securities and qualifying residential and commercial real estate mortgages pledged as collateral under a blanket floating lien agreement. As of December 31, 2012, the Company had $20 million available on their line with the FHLB.

(8)	Other Borrowings

The Company offers retail repurchase agreements to its customers that sweep funds from deposit accounts to investment accounts. These investment accounts are not federally insured and are treated as borrowings. These agreements require the Company to pledge securities as collateral for borrowings under these agreements. The Company pledged securities with carrying values of approximately $22.7 million and $21.2 million in 2012 and 2011, respectively, as collateral for these agreements.

During 2006, the Company issued subordinated debt for Tier II capital. The debentures have a ten year term and mature in 2016. Interest is paid quarterly. The amount of subordinated debt qualifying for Tier II treatment is reduced by 20% in each year of the last five years of the debenture term.

Provisions of a Consent Order issued by the Federal Deposit Insurance Corporation and the Florida Office of Financial Regulation, effective June 28, 2010, prevent the Bank from making any distributions of interest on subordinated debentures. As such, the Bank did not make the September 2010 and December 2010 quarterly payments or any of the 2011 or 2012 quarterly payments. Interest payments deferred on the Bank’s subordinated debt totaled $263,000 and $154,000 at December 31, 2012 and 2011, respectively. In addition, provisions of a Written Agreement issued by the Federal Reserve Bank of Atlanta, effective, July 26, 2010, prevent the Company from making any distributions of interest on subordinated debentures. As such, the Company did not make the December 2010 quarterly payment or any of the 2011 or 2012 quarterly payments for the holding company subordinated debt. Interest payments deferred on the holding company subordinated debt at December 31, 2012 and 2011 totaled $752,000 and $393,000, respectively.

The following summarizes the Company’s other borrowings ($ in thousands).

		Borrowings		Total Interest Expense
		Outstanding at		For the Year Ended
	Interest	December 31,		December 31,
Name	Rate	2012	2011	2012	2011

Retail repurchase agreements	0.17-.21%(a)	$21,780	11,984	24	33
Fed funds purchased	0.94-94%(a)	—	—	—	—
Subordinated debt (holding co.)	90-day LIBOR +1.75%	15,000	15,000	358	316
Subordinated debt (bank)	90-day LIBOR +1.60%	5,000	5,000	109	99

Total		$41,780	31,984	491	448

(a)	Average rate.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(9)	Trust Preferred Securities and Junior Subordinated Debentures

The Company has formed four statutory trusts for the sole purpose of issuing trust preferred securities. The Trusts sold adjustable-rate Trust Preferred Securities (the “Capital Securities”) in pooled trust preferred securities offerings. The proceeds from these sales, along with the proceeds from the sale of the Trusts’ common securities, were paid to the Holding Company in exchange for its adjustable-rate Junior Subordinated Debentures (the “Debentures”). The Debentures have the same terms as the Capital Securities. The sole assets of the Trusts, the obligors on the Capital Securities, are the Debentures. The Holding Company has guaranteed the Trusts’ payment of distributions on, payments on any redemptions of, and any liquidation distribution with respect to, the Capital Securities. Cash distributions on both the Capital Securities and the Debentures are payable quarterly in arrears. The terms of the Debenture agreements allow the Company to defer payments of interest on the Debentures by extending the interest payment period at any time during the term of the Debentures for up to twenty consecutive quarterly periods. During 2009, the Company exercised its right to defer payment of interest on all Debentures. Deferred interest payments on all debentures as of December 31, 2012 and 2011 totaled $4.9 million and $3.5 million, respectively. The following summarizes the Company’s outstanding debentures to the Trusts ($ in thousands):

		Debentures
		Outstanding at		Optional
	Interest	December 31,		Prepayment	Maturity
Trust Name	Rate	2012	2011	Date	Date
	(Adjusts Quarterly)
Prosperity Bank Statutory Trust II	90-day LIBOR +3.15%	$4,640	4,640	2009	2033
Prosperity Banking Capital Trust I	90-day LIBOR +2.57%	5,155	5,155	2009	2034
Prosperity Bank Statutory Trust III	90-day LIBOR +1.60%	10,310	10,310	2011	2036
Prosperity Banking Company Statutory Trust IV	90-day LIBOR +1.54%	10,310	10,310	2012	2037

Total		$30,415	30,415

The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Debentures at stated maturity or, at the option of the Holding Company, their earlier redemption in whole upon the occurrence of certain changes in the tax treatment or capital treatment of the Capital Securities, or a change in the law such that the Trust would be considered an investment company and (ii) in whole or in part at any time on or after five years from issuance contemporaneously with the optional redemption by the Holding Company of the Debentures in whole or in part. The Debentures are redeemable prior to maturity at the option of the Holding Company (i) on or after five years from issuance, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of certain changes in the tax treatment or capital treatment of the Capital Securities, or a change in law such that the Trust would be considered an Investment Company, required to be registered under the Investment Company Act of 1940.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10)	Fair Value Measurement

Financial assets measured at fair value on a recurring basis, are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2012:
Mortgage-backed securities	$154,716	—	154,716	—
Collateralized mortgage obligations	14,429	—	14,429	—
Trust preferred securities	147	—	—	147
Corporate stock	170	170	—	—

	$169,462	170	169,145	147

December 31, 2011:
Mortgage-backed securities	171,478	—	171,478	—
Collateralized mortgage obligations	4,842	—	4,842	—
Trust preferred securities	92	—	—	92
Corporate stock	146	146	—	—

	$176,558	146	176,320	92

No securities were transferred in or out of Level 1, Level 2 or Level 3 during 2012. During 2011, one security for $4,605,000 was transferred out of Level 1 into Level 2 due to changes in inputs.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10)	Fair Value Measurement, Continued

A reconciliation of all available for sale securities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2012 and 2011 are as follows (in thousands):

Trust Preferred Securities

Balance, December 31, 2010	$54
Total gains or losses (realized/unrealized):
Included in operations	—
Included in other comprehensive loss	(126)
Capitalized interest	164

Balance, December 31, 2011	92
Total gains or losses (realized/unrealized):
Included in operations	—
Included in other comprehensive loss	(129)
Capitalized interest	184

Balance, December 31, 2012	$147

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10)	Fair Value Measurement, Continued

Impaired loans measured at fair value or a nonrecurring basis are as follows (in thousands):

						Losses Recorded During the Year
	At Year End
	Fair Value	Level 1	Level 2	Level 3	Total Losses
December 31, 2012:
Residential real estate	$5,963	—	—	5,963	2,269	1,537
Commercial real estate	5,834	—	—	5,834	1,263	793
Construction and land development	5,005	—	—	5,005	3,898	1,948
Commercial	13	—	—	13	136	1
Consumer and other	12	—	—	12	2	—

	$16,827	—	—	16,827	7,568	4,279

December 31, 2011:
Residential real estate	3,543	—	—	3,543	2,069	1,166
Commercial real estate	960	—	—	960	373	244
Construction and land development	3,168	—	—	3,168	2,528	1,094
Commercial	15	—	—	15	191	56
Consumer and other	101	—	—	101	17	8

	$7,787	—	—	7,787	5,178	2,568

Foreclosed assets are recorded at fair value less estimated selling costs. Foreclosed assets which are measured at fair value on a nonrecurring basis are as follows (in thousands):

						Losses Recorded During the Year
	At Year End
	Fair Value	Level 1	Level 2	Level 3	Total Losses
December 31, 2012-
Foreclosed assets	$11,024	—	—	11,024	6,349	1,369

December 31, 2011-
Foreclosed assets	$18,921	—	—	18,921	6,689	2,705

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11)	Income Taxes

Income tax benefit consisted of the following (in thousands):

	Current	Deferred	Total
Year Ended December 31, 2012:
Federal	$117	(751)	(634)
State	—	(98)	(98)

Total	$117	(849)	(732)

Year Ended December 31, 2011:
Federal	(1)	(1,885)	(1,886)
State	—	(302)	(302)
Valuation allowance	—	1,389	1,389

Total	$(1)	(798)	(799)

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows ($ in thousands):

	Year Ended December 31,
	2012		2011
	Amount	% of Pretax Earnings	Amount	% of Pretax Loss

Income taxes (benefit) at statutory rate	$153	35.0%	$(1,971)	(35.0)%
Increase (decrease) resulting from:
State taxes, net of Federal benefit	20	4.6	(196)	(3.5)
Tax-exempt interest	(60)	(13.8)	(67)	(1.2)
Valuation allowance	—	—	1,389	24.7
Internal Revenue Service examination	(882)	(202.3)	—	—
Other	37	8.6	46	.8

Income tax benefit	$(732)	(167.9)%	$(799)	(14.2)%

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11)	Income Taxes, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2012	2011

Deferred tax assets:
Allowance for loan losses	$3,463	4,225
Impaired securities	3,519	3,519
Foreclosed real estate	2,939	3,402
Net operating loss carryforwards	8,356	7,176
Stock-based compensation	293	293
Unrealized losses on securities available for sale	428	384
Impaired loan interest	227	—
Other	506	349

Gross deferred tax assets	19,731	19,348
Less: valuation allowance	1,389	1,389

Net deferred tax assets	18,342	17,959

Deferred tax liabilities:
Premises and equipment	(181)	(708)
Deferred loan costs, net	(628)	(615)
Prepaid expenses	(312)	(294)
Mortgage servicing rights	(57)	(71)

Deferred tax liabilities	(1,178)	(1,688)

Net deferred tax asset	$17,164	16,271

At December 31, 2012, the Company has net operating loss carryforwards of approximately $21.3 million for Federal and $25.5 million for Florida available to offset future taxable income. These carryforwards will begin to expire in 2028.

The Company believes it is more likely than not that it will realize the net deferred tax asset and that no allowance is necessary at December 31, 2012. This determination is based on forecasted earnings and is supported by a strong earnings history exclusive of the loan losses that occurred during 2008, 2009, 2010, 2011 and 2012 which created the future deductible amount. Management believes the magnitude of these loan losses occurred because of the current economic downturn and the situation is unusual and infrequent and an aberration rather than a continuing condition.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11)	Income Taxes, Continued

The Company did record a valuation allowance at December 31, 2011 related to the other-than-temporary impairment loss that was taken at the Holding Company. This loss was taken on a capital asset which would result in a capital loss when the underlying stock is disposed. For corporations, capital losses can only be offset by capital gains for tax purposes. Since the Company believes that it is more likely than not that it will not be able to generate sufficient capital gains in the future to realize the tax benefit from the capital loss, a corresponding valuation allowance has been recorded.

During the first quarter of 2012, the Internal Revenue Service completed an examination of the Company’s 2008 tax returns. As a result of the examination, the Company recorded a tax benefit of approximately $882,000 related to timing differences between tax years. This tax benefit was recorded by the Company in the first quarter of 2012.

The Company files U.S. and Florida income tax returns. With few exceptions, the Company is no longer subject to U.S. Federal or state and local income tax examinations by taxing authorities for years before 2009.

(12)	Related Party Transactions

In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates. These loans are summarized as follows (in thousands):

	Year Ended December 31,
	2012	2011

Beginning balance	$3,309	3,792
Additions	590	—
Repayments	(431)	(483)

Ending balance	$3,468	3,309

Other significant related party transactions are as follows (in thousands):

	At or During the Year Ended December 31,
	2012	2011

Deposits from related parties at year end	$844	1,179

Premiums paid on insurance policies through a related party insurance agency	$1,019	1,036

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13)	Stock Options

The Company sponsors a 2005, 2008 and a 2010 Stock Option Plan (the “Option Plans”) under which certain key officers and employees of the Company have been granted incentive stock options to purchase the Company’s common stock. The expiration of the options range from thirty days from the date they become fully vested to the tenth anniversary of the date of grant. The options vest over periods up to ten years. At December 31, 2012, 14,015 options remain available for grant.

A summary of stock option transactions follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding at December 31, 2010	19,590	$115.88
Cancelled	(150)	538.18
Forfeited	(555)	835.74

Outstanding at December 31, 2011	18,885	91.37
Cancelled	(225)	740.00

Outstanding at December 31, 2012	18,660	$83.55	7.28 years

Exercisable at December 31, 2012	7,698	$108.71	7.09 years

The total fair value of shares vested and recognized as compensation expense was $119,000 during the years ended December 31, 2012 and 2011. As of December 31, 2012, the Company had 10,962 stock options not fully vested and there was $310,000 of total unrecognized compensation cost related to these nonvested options. The cost is expected to be recognized over a weighted-average period of 2.6 years.

As part of the Option Plans, participants have the option to receive shares of the Company’s common stock in an amount equal to the excess of current market value of the stock over the option’s exercise price. This “cashless-exercise” option requires the Company to record compensation expense as the value of the underlying stock increases on options expected to be settled through this “cashless exercise” option. No options holders had elected the “cashless-exercise” option during the years ended December 31, 2012 and 2011.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)	Other Employee Benefit Plans

The Company sponsors a 401(k) Profit Sharing Plan (“Plan”) for all employees who have attained age eighteen with at least one month of service. In general, the Company contributes 50% of the first 6% contributed to the Plan by the participant. The Company incurred costs related to the Plan of approximately $270,000 and $137,000 for the years ended December 31, 2012 and 2011, respectively.

(15)	Regulatory Matters

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective actions, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined).

As of December 31, 2012, the Holding Company has failed to maintain the minimum regulatory capital. Therefore, the Federal Reserve considers the Holding Company to be under capitalized. Absent clear extenuating circumstances, the Federal Reserve will require the Holding Company to submit a comprehensive capital plan that includes a program for achieving compliance with the required minimum ratios within a reasonable time period. The Federal Reserve may institute appropriate supervisory and/or administrative enforcement action, which may include the issuance of a capital directive or denial of applications, unless a capital plan acceptable to the Federal Reserve has been adopted by the Holding Company.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(15)	Regulatory Matters, Continued

As of December 31, 2012, the Bank is subject to a Consent Order issued by the Federal Deposit Insurance Corporation and the State of Florida Office of Financial Regulation, and accordingly is deemed to be “adequately capitalized” even though its capital ratios exceed those generally required to be a “well capitalized” bank. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands).

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
December 31, 2012:
Total Capital to risk weighted assets:
Company	$15,824	3.36%	$37,654	8.00%	—	—
Bank	59,261	12.61	37,610	8.00	$47,012	10.00%
Tier I Capital to risk weighted assets:
Company	7,912	1.68	18,827	4.00	—	—
Bank	50,311	10.70	18,805	4.00	28,207	6.00
Tier I Capital to average assets:
Company	7,912	1.08	29,434	4.00	—	—
Bank	50,311	6.85	29,375	4.00	36,719	5.00

December 31, 2011:
Total Capital to risk weighted assets:
Company	13,652	2.67	40,850	8.00	—	—
Bank	58,224	11.44	40,724	8.00	50,905	10.00
Tier I Capital to risk weighted assets:
Company	6,826	1.34	20,425	4.00	—	—
Bank	47,781	9.39	20,362	4.00	30,543	6.00
Tier I Capital to average assets:
Company	6,826	0.88	31,128	4.00	—	—
Bank	47,781	6.18	30,929	4.00	38,661	5.00

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(15)	Regulatory Matters, Continued

On June 28, 2010, the Bank entered into a Consent Order with the Federal Deposit Insurance Corporation and the State of Florida Office of Financial Regulation (collectively referred to as “Supervisory Authorities”). Among other things, the Consent Order requires the Board of Directors to cause the Bank to comply with the following: continue Board of Director participation in the affairs of the Bank, maintain qualified management, maintain minimum capital ratios as follows: leverage ratio of 8% and risk-weighted ratios of 12%, review its written asset/liability management policy, reduce classified assets, submit a written plan for expenses and profitability, continue to review and determine the adequacy of the allowance for loan losses and not declare or pay any dividends, bonuses or interest and principal on subordinated debentures without written approval of the Supervisory Authorities.

On July 26, 2010, the Company entered into a Written Agreement with the Federal Reserve Bank of Atlanta (referred to as “Reserve Bank”). Among other things, the Written Agreement requires the Board of Directors to cause the Company to comply with the following: utilize the Company’s financial and managerial resources and to serve as a source of strength to the Bank, not declare or pay any dividends or interest and principal on subordinated debentures without the prior written approval of the Reserve Bank, not incur, increase or guarantee any debt without the prior written approval of the Reserve Bank, submit a written plan to maintain sufficient capital on a consolidated statement, submit a written statement of the Company’s planned sources and uses of cash for operating expenses and other purposes and not purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Management believes the Company and the Bank to be in substantial compliance with the Consent Order and the Written Agreement with the exception of the Company’s capital levels and the Bank’s leverage ratio. Management intends to vigorously seek full compliance with all the provisions of the Consent Order and Written Agreement. Management does not believe that the Consent Order or Written Agreement will have a material impact on the Company’s financial statements.

(16)	Dividend Restrictions

The Company is limited in the amount of cash dividends that may be paid by the amount the Bank may pay to the Holding Company. The amount of cash dividends that may be paid by the Bank is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice. At December 31, 2012, the Bank and Holding Company could not pay cash dividends without written approval of the Supervisory Authorities and Reserve Bank.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(17)	Fair Value of Financial Instruments

The approximate carrying amounts and estimated fair values of the Company’s financial instruments are as follows (in thousands):

	At December 31,
	2012		2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$34,319	34,319	41,336	41,336
Securities	169,462	169,462	176,558	176,558
Loans, net	455,479	471,673	470,451	490,739
Federal Home Loan Bank stock	8,639	8,639	8,902	8,902
Accrued interest receivable	2,306	2,306	2,681	2,681
Mortgage servicing rights, net	147	147	185	185

Financial liabilities:
Deposits	477,369	477,974	532,149	533,071
Federal Home Loan Bank advances	165,000	181,258	165,000	182,561
Other borrowings	41,780	41,780	31,984	31,984
Junior subordinated debentures	30,415	30,415	30,415	30,415
Accrued interest payable	7,177	7,177	5,849	5,849

Off-balance-sheet financial instruments	—	—	—	—

(18)	Off-Balance-Sheet Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, construction loans in process, unused lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for available lines of credit, construction loans in process and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(18)	Off-Balance-Sheet Financial Instruments, Continued

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support third-party borrowing arrangements and generally have expiration dates within one year of issuance. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Standby letters of credit and commitments to extend credit typically result in loans with a market interest rate when funded.

A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk follows (in thousands):

	At December 31,
	2012	2011

Commitments to extend credit	$9,133	8,636

Construction loans in process	$4,134	2,743

Unused lines of credit	$13,816	19,594

Standby letters of credit	$214	182

(19)	Legal Contingencies

Various legal claims also arise from time to time in the normal course of business. In the opinion of management of the Company, none have occurred that will have a material effect on the Company’s consolidated financial statements.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(20)	Holding Company Only Financial Statements

Condensed unconsolidated financial statements of the Holding Company are presented below (in thousands):

Condensed Balance Sheets

	At December 31,
	2012	2011
Assets

Cash	$716	697
Securities available for sale	—	14
Accrued interest receivable	148	106
Investment in subsidiaries	63,249	60,915
Deferred tax asset	3,711	3,036
Other assets	1,315	1,315

Total	$69,139	66,083

Liabilities and Stockholders’ Equity

Borrowings	15,000	15,000
Junior subordinated debentures	30,415	30,415
Accrued interest payable	5,670	3,903
Other liabilities	89	14
Stockholders’ equity	17,965	16,751

Total	$69,139	66,083

Condensed Statements of Operations

	Year Ended December 31,
	2012	2011

Interest expense	$1,766	1,661

Loss on sale of securities available for sale	(228)	—
Other income	42	41
Other-than-temporary impairment on other assets	—	(3,600)
Other expenses	(192)	(320)

Loss before earnings of subsidiaries	(2,144)	(5,540)

Earnings of subsidiaries	2,550	23

Income tax benefit	762	685

Net earnings (loss)	$1,168	(4,832)

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(20)	Holding Company Only Financial Statements, Continued

Condensed Statements of Cash Flows

	Year Ended December 31,
	2012	2011

Cash flows from operating activities:
Net earnings (loss)	$1,168	(4,832)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Equity in earnings of subsidiaries	(2,550)	(23)
Net loss on sale of securities	228	—
Increase in deferred tax asset	(762)	(685)
Net (increase) decrease in accrued interest receivable and other assets	(42)	3,749
Net increase in accrued interest payable and other liabilities	1,842	1,661
Stock compensation expense	119	119

Net cash provided by (used in) operating activities	3	(11)

Cash flows from investing activities:
Proceeds from sale of available for sale security	16	—

Net increase (decrease) in cash	19	(11)

Cash at beginning of year	697	708

Cash at end of year	$716	697

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(21)	Consolidating Financial Statements

Consolidating Balance Sheet

At December 31, 2012

(In thousands)

	The Prosperity Banking Company	Prosperity Bank	Prosperity Land Holdings, LLC	Eliminations		Consolidated
Assets

Cash and cash equivalents	$716	34,319	370	(1,086	)(b)	34,319
Securities available for sale		169,462	—	—		169,462
Loans, net	—	455,479	—	—		455,479
Premises and equipment, net	—	37,540	—	—		37,540
Federal Home Loan Bank stock	—	8,639	—	—		8,639
Accrued interest receivable	148	2,158	—			2,306
Investment in subsidiaries	63,249	—	—	(63,249	)(a)	—
Deferred tax asset	3,711	13,453	—	—		17,164
Mortgage servicing rights, net	—	147	—	—		147
Foreclosed assets	—	11,024	—	—		11,024
Other assets	1,315	4,313	—	—		5,628

Total	$69,139	736,534	370	(64,335)		741,708

Liabilities and Stockholders’ Equity

Deposits	—	478,455	—	(1,086	)(b)	477,369
Federal Home Loan Bank advance	—	165,000	—	—		165,000
Other borrowings	15,000	26,780	—	—		41,780
Junior subordinated debentures	30,415	—	—	—		30,415
Accrued interest payable	5,670	1,507	—	—		7,177
Other liabilities	89	1,913	—	—		2,002
Stockholders’ equity	17,965	62,879	370	(63,249	)(a)	17,965

Total	$69,139	736,534	370	(64,335)		741,708

(a)	To eliminate investment in subsidiaries
(b)	To eliminate intercompany cash balances

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(21)	Consolidating Financial Statements, Continued

Consolidating Statement of Operations

Year Ended December 31, 2012

(In thousands)

	The Prosperity Banking Company	Prosperity Bank	Prosperity Land Holdings, LLC	Eliminations		Consolidated

Interest income:
Loans	$—	26,731	—	—		26,731
Securities	—	4,222	—	—		4,222
Other	—	54	—	—		54

Total interest income	—	31,007	—	—		31,007

Interest expense:
Deposits	—	1,660	—	—		1,660
Other borrowings	1,766	5,584	—	—		7,350

Total interest expense	1,766	7,244	—	—		9,010

Net interest (expense) income	(1,766)	23,763	—	—		21,997

Provision for loan losses	—	3,583	—	—		3,583

Net interest (expense) income after provision for loan losses	(1,766)	20,180	—	—		18,414

Noninterest income:
Fees and service charges on deposit accounts	—	6,936	—	—		6,936
Gain on sale of securities available for sale	(228)	815	—	—		587
Loss on sale of foreclosed assets	—	(1,488)	—	—		(1,488)
Write-down of foreclosed assets	—	(2,040)	—	—		(2,040)
Other	42	776	—	—		818
Earnings of subsidiaries	2,550	—	—	(2,550	)(a)	—

Total noninterest income	2,364	4,999	—	(2,550)		4,813

Noninterest expenses:
Salaries and employee benefits	119	10,296	—	—		10,415
Occupancy and equipment	—	3,682	—	—		3,682
Professional fees	68	683	—	—		751
Telephone	—	586	—	—		586
Data processing	—	773	—	—		773
ATM fees	—	833	—	—		833
Expenses of foreclosed assets	—	371	—	—		371
Regulatory assessments	—	1,832	—	—		1,832
Other	5	3,543	—	—		3,548

Total noninterest expenses	192	22,599	—	—		22,791

Income tax (benefit) expense	(762)	30	—	—		(732)

Net income	$1,168	2,550	—	(2,550)		1,168

(a)	To eliminate earnings of subsidiaries.

(continued)